                                                                    EXHIBIT 10.9

                            REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT, dated as of November 1, 1988 (the "Agreement") is by and between APPLIED ANALYTICAL, INC., a Delaware corporation (the "Company"); and NCNB NATIONAL BANK OF NORTH CAROLINA, a national banking association having offices in Wilmington, North Carolina (the "Bank").


                              W I T N E S S E T H:

         WHEREAS, The New Hanover County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") has agreed pursuant to the terms and conditions of a Loan Agreement dated as of the date hereof by and between the Issuer and the Company (the "Loan Agreement") and an Indenture of Trust dated as of the date hereof by and between the Issuer and Mellon Bank, N.A., (the "Indenture") as trustee (in its capacity thereunder as trustee, hereinafter referred to as the "Trustee") to issue bonds in the aggregate principal amount of $3,500,000 (the "Bonds") in substantially the form set forth in the Indenture and to loan the proceeds from the sale of the Bonds to the Company to finance the acquisition, construction and equipping of a facility for the purpose of manufacturing pharmaceutical related products for the pharmaceutical industry pursuant to the Loan Agreement; and

         WHEREAS, the Company will execute a Deed of Trust and an Assignment of Leases to secure the Note, each as defined in the Loan Agreement, and the Company's obligations hereunder; and

         WHEREAS, Applied Analytical Industries, Inc., Formulations Development Laboratories Inc., Pharmaceutical Manufacturing Company, Inc., Frederick D. Sancilio, Candace J. Sancilio and James L. Waters will guarantee the full and prompt payment of the Bonds and the Company's obligations hereunder pursuant to Guaranty Agreements of even date herewith (the "Guaranty Agreements"); and

         WHEREAS, the Loan Agreement provides that, as a condition precedent to making the loan pursuant to the Loan Agreement, the Company will cause the Bank to issue a letter of credit to the Trustee for the benefit of the holders of the Bonds (the "Letter of Credit"); and

         WHEREAS, as an inducement to the Bank to issue the Letter of Credit to the Trustee, the Company has agreed to enter into this Agreement with the Bank.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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                                   ARTICLE I.

                                  DEFINITIONS

         1.01      For the purposes hereof:

         (a) "Assignment of Life Insurance Policy" means the collateral assignment by the Company to the Bank dated as of Closing Date of the life insurance policy insuring the life of Frederick D. Sancilio;

         (b) "Assignments of Leases" means the assignment of rents and leases dated as of the date hereof executed by the Company in favor of the Bank and the Issuer, and any amendments or supplements thereto;

         (c) "Bond Documents" means the Bonds, the Loan Agreement, the Indenture, the Letter of Credit, this Reimbursement Agreement, the Remarketing Agreement, the Deed of Trust, the Guaranty Agreements, the Assignment of Life Insurance Policy, the Assignment of Leases, Escrow Agreement, Collateral Assignment and any other documents executed in connection with the issuance of the Bonds;

         (d) "Business Day" means a day upon which the Bank is open for the transaction of business of the nature required in this Agreement in Wilmington, North Carolina;

         (e) "Capital Base" means Consolidated Tangible Net Worth plus Subordinated Debt;

         (f) "Cash Flow" means, for the twelve (12) month period ending on the date of computation: net income of the Company and the corporate Guarantors on a consolidated basis after deduction for taxes (i) plus depreciation, tax deductible amortization and other non-cash charges, (ii) minus an amount equal to unfinanced expenditures for fixed assets and (iii) minus dividends declared or paid or redemptions of stock or other distributions of cash or property to shareholders of the Company (including without limitation dividends permitted under Section 5.01(n));

         (g) "Closing Date" means the date this Agreement is executed by the Company and the Bank;

         (h) "Collateral Assignment" means the collateral assignment dated as of the date hereof by and between the Company and the Bank, and any amendments or supplements thereto;

         (i) "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period except as to any changes required by the American Institute




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

of Certified Public Accountants or the Financial Accounting Standards Board (except there shall be no instance allowing upward revaluation of assets);

         (j) "Consolidated Current Assets" means all items which in accordance with Generally Accepted Accounting Principles would be classified as current assets on a consolidated balance sheet of the Company and the corporate Guarantors; provided, however, for purposes of determining Current Assets hereunder there shall be excluded loans and advances to employees and officers;

         (k) "Consolidated Current Liabilities" means all items which in accordance with Generally Accepted Accounting Principles would be classified as current liabilities on a consolidated balance sheet of the Company and the corporate Guarantors;

         (l) "Consolidated Tangible Net Worth" means at any time, total consolidated shareholders' equity of the Company and the corporate Guarantors determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, with no upward adjustments due to a revaluation of assets, minus the book value of assets which would be treated as intangibles under Generally Accepted Accounting Principles, including, but not limited to, goodwill, trade-names, trademarks, copyright, patents and unamortized debt discount;

         (m) "Consolidated Total Liabilities" means total liabilities of the Company and the corporate Guarantors on a consolidated basis determined in accordance with Generally Accepted Accounting Principles;

         (n) "Debt Service" means the sum of principal payments made or due on Long Term Debt and lease payments made or due on capitalized leases of the Company and the corporate Guarantors on a consolidated basis for the twelve
(12) month period beginning on the date of computation, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

         (o) "Escrow Agreement" means the escrow agreement dated as of the date hereof by and between the Company and the Bank, and any amendments or supplements thereto;

         (p) "Deed of Trust" means the deed of trust and security agreement dated as of the date hereof executed by the Company for the benefit of the Bank and the Issuer, as co-beneficiaries, encumbering real property fixtures and personal property, all as more particularly described therein, and any amendments or supplements thereto;

         (q) "Financing Statements" means those UCC financing statements to be filed in order to perfect the Bank's security





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interests in certain personal property and fixtures, all as more particularly described therein;

         (r) "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

         (s) "Guarantors" means Applied Analytical Industries, Inc., Formulations Development Laboratories, Inc., Pharmaceutical Manufacturing Company, Inc., Frederick D. Sancilio, Candace J. Sancilio and James L. Waters and their respective successors, assigns, heirs, executors and personal representatives;

         (t) "Guaranty Agreements" means a collective reference to the Guaranty Agreements of even date herewith extended by the Guarantors to the Trustee and the Bank, and any amendments or supplements thereto;

         (u) "Letter of Credit" means the letter of credit dated November 14, 1988 issued by the Bank to the Trustee for the account of the Company substantially in the form of Exhibit A attached hereto and made a part hereof and any amendments or supplements thereto;

         (v) "Long Term Debt" means all indebtedness for borrowed money of the Company and the corporate Guarantors on a consolidated basis which in accordance with Generally Accepted Accounting Principles would be classified as long term debt, but including in any event the current portions of such long term debt and leases required to be capitalized in accordance with Generally Accepted Accounting Principles, but excluding in any event Subordinated Debt;

         (w) "Person" means an individual, partnership, corporation, trust, incorporated organization, association, joint venture or a government or agency or political subdivision thereof;

         (x) "Pledged Bonds" means such term as defined in Section 2.04 hereof;

         (y) "Prime Rate" means the interest rate announced from time to time by the Bank in Charlotte, North Carolina as its prime rate. The Prime Rate is not necessarily the best or lowest rate offered by the Bank;

         (z) "Remarketing Agreement" means the Remarketing Agreement of even date herewith among the Company, the Issuer, and the Bank, and any amendments or supplements thereto;





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         (aa)      "Security Documents" means the Deed of Trust, the Assignment of Leases, the Guaranty Agreements, the Assignment of Life Insurance Policy, the Escrow Agreement, the Collateral Assignment and the Financing Statements; and

         (ab) "Subordinated Debt" means indebtedness of the Company and the corporate Guarantors on a consolidated basis subordinated to the obligations of the Company to the Bank on such terms and conditions as accepted in writing by the Bank.

         1.02 Except as otherwise defined the terms used in this Agreement shall have the same meaning as used in the Indenture, the terms, definitions and conditions of which are incorporated herein by reference.


                                  ARTICLE II.

                     THE LETTER OF CREDIT AND REIMBURSEMENT

         2.01 Subject to the terms and conditions of this Agreement, the Bank has issued the Letter of Credit to the Trustee in an aggregate amount equal to $3,685,208.33. The Bank may in its sole discretion, on or before November 16, 1993, and on or before each November 16 thereafter for as long as the Letter of Credit is in effect, extend the Letter of Credit for an additional year and if the Letter of Credit is to be extended, the Bank shall issue to the Trustee a substitute Letter of Credit prior to the expiration of the then existing Letter of Credit. Unless the Company receives written notice from the Bank on or before the date one (1) year prior to the expiration date of the Letter of Credit, or any substitute Letter of Credit, that it intends to renew or extend the Letter of Credit, or substitute Letter of Credit, the Bank shall not be obligated to renew or extend the Letter of Credit or substitute Letter of Credit.

         2.02 (a) The Company agrees to pay to the Bank a Letter of Credit commission equal to one percent (1%) per annum (on the basis of a year of 360 days) on the maximum amount available to be drawn under the Letter of Credit on the date such commission is payable. This Letter of Credit commission will be payable annually in advance beginning on the date of issuance of the Letter of Credit and on each annual anniversary date thereafter until the expiration of the Letter of Credit. With respect to payments made to the Escrow Agent (as hereinafter defined) pursuant to Section 4.01(p) hereof, the Bank shall give a credit to the Company against the Letter of Credit commission that is payable immediately subsequent to any period of time for which the Deposited Funds (as hereinafter defined) are deposited with the Escrow Agent in an amount equal to one percent (1%) per annum (computed on an annual basis) of amounts paid to the Bank in accordance with Section 4.01(p) hereof





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

("Deposited Funds") for the period of time for which such funds are deposited with the Escrow Agent.

         (b) The Company also agrees to pay the Bank on the date of any drawing under the Letter of Credit a drawing fee in the amount then established by the Bank as its drawing fee for letters of credit issued by the Bank (which is $50.00 on the date hereof).

         (c) The Company also agrees to pay to the Bank upon each transfer of the Letter of Credit in accordance with its terms a transfer fee of $500.00, or such other amount as shall at the time of transfer be charged which the Bank makes for transfers of similar letters of credit.

         2.03 (a) The Company agrees to reimburse the Bank on the day of any drawing under the Letter of Credit for the actual amounts paid on such drawings. The Company also agrees to pay interest on each unreimbursed drawing under the Letter of Credit at the rate per annum specified in Section 2.03(b) hereof; provided, however, that if any drawing under the Letter of Credit shall be reimbursed to the Bank on the date of such drawing, such drawing under the Letter of Credit shall not bear interest.

         (b) If any drawing under the Letter of Credit is not reimbursed in full on the date when it is made, then the amount thereof which is not so reimbursed shall bear interest from and including the date of the making thereof until reimbursed in full (but excluding the date of reimbursement) on the unpaid amount thereof from time to time outstanding at a rate per annum (on the basis of a year of 360 days) equal to the Prime Rate plus two percent (2%). Interest owing under this Section 2.03 shall be due and payable at such time as the Company reimburses the Bank for any drawing under the Letter of Credit and on demand.

         (c) The Company's obligation under this Section 2.03 to reimburse the Bank for each drawing under the Letter of Credit shall be absolute and unconditional under any and all circumstances and Irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Trustee, the Bank or any other Person, including, without limitation, any defense based on any failure of the Company to receive all or any part of the proceeds of the sale of the Bonds with respect to which such drawing under the Letter of Credit was made or any nonapplication or misapplication of the proceeds of such sale or the legality, validity, regularity or enforceability of the Letter of Credit.

         2.04 (a) As security for the payment of the obligations of the Company hereunder, the Company hereby pledges, assigns, hypothecates, transfers and delivers to the Bank all its right, title and interest in the Bonds which are purchased with proceeds of a draw on the Letter of Credit so long as such Bonds are held by





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

the Trustee and not remarketed (the "Pledged Bonds") and hereby grants to the Bank a security interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Company set forth in Section 2.03 hereof.

         (b) If the Company shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Company agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of the Pledged Bonds which are received by the Company and paid to the Bank shall be credited against the obligations of the Company to the Bank.

         (c) If the Company makes or causes to be made to the Bank a prepayment in respect of its reimbursement obligation under Section 2.03 or such a prepayment is made on behalf of the Company as a result of a remarketing of Bonds, the Bank agrees to release from the lien hereof and deliver to the Company for resale in accordance with the Indenture, as the case may be, Pledged Bonds in a principal amount equal to the amount of the prepayment so made or to the principal amount of Pledged Bonds so purchased.

         (d) Without the prior written consent of the Bank (which consent may only be given if such Pledged Bonds have previously been released from the lien of this Agreement) the Company agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Bonds, or any interest therein, or any proceeds thereof, except for the (i) lien and security interest provided for by this Agreement and (ii) the sale of the Pledged Bonds pursuant to the Indenture.

         2.05 If at any time after the date hereof, and from time to time, the Bank determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, the Bank's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of the Bank with any of such requirements, has or would have the effect of (i) increasing the Bank's costs relating to the Letter of Credit hereunder, or (ii) reducing the yield or rate of return of the Bank on the Letter of Credit hereunder, to a level below that which the Bank could have achieved but for the adoption or modification of any such requirements, the Company shall, within 15 days of any request by the Bank, pay to the Bank such additional





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

amounts as (in the Bank's sole judgment, after good faith and reasonable computation) will compensate the Bank for such increase in costs or reduction in yield or rate of return of the Bank. No failure by the Bank to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of the Bank's right to demand payment hereunder shall constitute a waiver of the Bank's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require the Company to pay any interest, fees, costs or charges greater than is permitted by applicable law.

         2.06 The amount available under the Letter of Credit (initially $3,685,208.33 shall be reduced and reinstated as described in the Letter of Credit.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         3.01      The Company represents and warrants that:

         (a)       (1)    the Company is a corporation, validly organized under
         the laws of the State of Delaware and is duly qualified and in good standing in each jurisdiction where it does business and where the failure to so qualify would have a material adverse effect on the Borrower;

                   (2) the Company has the requisite corporate power and authority to execute and perform this Agreement and the Security Documents executed by the Company, and to execute and deliver this Agreement and the Security Documents and all other certificates, instruments and documents with respect to the indebtedness of the Company hereunder;

                   (3) when executed and delivered, this Agreement and the Security Documents executed by the Company will be valid and binding obligations of the Company, enforceable in accordance with their respective terms;

                   (4)    the Company has no subsidiaries:

         (b) the execution, delivery and performance of this Agreement and the Security Documents:

                   (1) do not violate any provisions of law, any order of any court or other agency of government or the charter or the by-laws of the Company or any provisions of any indenture, agreement or other instrument to which the Company or the properties or assets of the Company are bound;

                   (2) will not be in conflict with, result in a breach of or constitute an event of default nor an event which, upon notice or lapse of time, or both, would constitute such an event of default under any indenture, agreement or other instrument to which the Company is a party;

                   (3) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company except the liens created by such Security Documents;

         (c) except as set forth in Exhibit B hereto there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body now pending, or to the knowledge of the Company, threatened by or against or affecting the Company or any properties or rights of the Company which, if adversely determined, would impair the right of the Company to carry on its business substantially as now conducted or would materially adversely affect the financial condition, business or operations of the Company;

         (d) the Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         (e)       the Company is not

                   (1) a party to any judgment, order, decree or any agreement or instrument or subject to corporate restrictions materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise);

                   (2) in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party;

         (f) no part of the proceeds of any loan made under the Loan Agreement will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any "margin securities" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Company is not engaged, as one of its important activities, in extending credit for the purpose of purchasing or carrying such margin stock. If requested by the Bank, the Company will furnish to the Bank in connection with any loan hereunder, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in said Regulation;





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         (g)       the audited financial statements of the Company as of
December 31, 1987 and the Company prepared financial statements as of June 30, 1988, fairly reflect the financial condition of the Company and the results of its operations as of the dates and for the periods stated, and no material adverse changes in the financial condition nor the business operations of the Company have occurred subsequent to June 30, 1988;

         (h) none of the assets of the Company is subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any borrowed money or the deferred purchase price of property or services, (iii) mechanics' and materialmen's liens, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property which do not in the aggregate materially interfere with their use in the ordinary conduct of the Company's business, (iv) the liens created by the Security Documents, and (v) as set forth on Exhibit C hereto;

         (i) the Company possesses all necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights to conduct its business as now conducted, without known conflict with any patent, license, trademark, tradename or copyrights of any other Person;

         (j) neither this Agreement nor any of the Security Documents contains any misrepresentation or untrue statement of fact or omits to state a material fact necessary in order to make any such representation or statement contained therein not misleading;

         (k) the Company is not subject to the renegotiation of any government contract;

         (l) the Company has fully complied with all laws, ordinances, regulations and orders, including without limitation all zoning, safety and environmental laws, ordinances, regulations and orders, applicable to its business or properties and the present uses by the Company of its properties do not violate any such laws, ordinances, regulations or orders. There is not currently and in the past there has not been (i) any use, treatment, storage or disposal of any hazardous substance or material or pollutant on any of the Company's properties, except as of the date hereof as disclosed on Exhibit H attached hereto, (ii) any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom, or (iii) any off-site disposal by the Company of any hazardous substance or material or pollutant in any location, except as disclosed on Exhibit H attached hereto; and

         (m) the Company has not incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by the Company.


                                  ARTICLE IV.

                             AFFIRMATIVE COVENANTS

         4.01 Until the expiration of the Letter of Credit and reimbursement of all obligations thereunder and hereunder, the Company covenants and agrees that it will (unless the Bank shall otherwise consent in writing):

                   (a) within one hundred twenty (120) days of the end of each fiscal year, deliver to the Bank a detailed financial report of the Company, each corporate Guarantor and the Company and the corporate Guarantors on a consolidated basis based on Generally Accepted Accounting Principles applied on a Consistent Basis containing an unqualified opinion of independent certified public accountants acceptable to the Bank;

                   (b) within sixty (60) days after the end of each fiscal quarter of each fiscal year deliver a balance sheet and profit and loss statement of the Company, each corporate Guarantor and the Company and the corporate Guarantors on a consolidated basis certified by the chief financial officer of the Company and the Guarantors to be correct and accurate;

                   (c) together with each delivery of financial reports required by Section 4.01(a) and (b) hereof, deliver to the Bank a statement signed by the chief financial officer of the Company substantially in the form of Exhibit D hereto, setting forth that the Company has kept, observed, performed and fulfilled each and every agreement binding on it contained in this Agreement and in the Security Documents and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of this Agreement and in the Security Documents and that no Event of Default specified in Article VI hereof, nor any event, which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto;

                   (d) promptly, from time to time, deliver to the Bank such other information regarding the Company's operations, business affairs and financial condition as the Bank may reasonably request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank to any regulatory authority having jurisdiction over the Bank with appropriate confidential restrictions being noted on any submissions of such information;

                   (e) maintain or cause to be maintained all personal property material to its business in good working order and condition and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with prudent business practices;

                   (f) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;

                   (g) (i) comply with or contest in good faith all statutes and governmental regulations of which the Company has knowledge and the noncompliance of which would have a material adverse effect on the financial condition of the Company; and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its properties except liabilities being contested in good faith and against which, if reasonably requested by the Bank, reserves satisfactory to the Bank will be established;

                   (h) at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, public liability insurance, hazard insurance, worker's compensation and other insurance required by law, as is acceptable to the Bank and is customary with companies of comparable size in the same or similar business but at all times of the type and at least in the amount of the present coverage of the Company. The insurance coverage of the Company is described in Exhibit F attached hereto. The Company will deliver to the Bank certificates (or endorsements showing the Bank as loss payee using the standard "long form") of each insurer evidencing the hazard insurance coverage regarding the security granted to the Bank by the Company. Each such policy of hazard insurance will require, and the certificates will state that no such policy will be terminated without at least thirty (30) days prior written notice having been delivered to the Bank. Except as required under the Loan Agreement, insurance proceeds from property securing the indebtedness hereunder shall be immediately applied to reduce such indebtedness; provided, however, insurance proceeds of less than $100,000.00 may be disbursed to the Company for restoration or repair so long as no Event of Default shall have occurred or be continuing;

                   (i) preserve and protect its patents, licenses trademarks, trademark rights, tradenames, tradename rights and copyrights (the patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights of the Company are described on Exhibit G attached hereto) and maintain all of its other material properties and assets used or useful in the conduct of its business in good repair, working order and condition and from time to time cause to be made all proper replacements, betterments and improvements thereto;

                   (j) keep true books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of the Company's dealings and transactions;

                   (k) permit any officer of the Bank designated by the Bank to visit and inspect any of the Company's properties, books and financial records at such times as the Bank may reasonably request upon reasonable notice and during ordinary business hours;

                   (l) upon the request of the Bank, authorize any officer of the Bank to discuss its financial statements and financial affairs at any time and from time to time with the Company's independent certified public accountants upon reasonable notice and during ordinary business hours;

                   (m) use the bank as a depository, and maintain average demand deposit balances (after reserves and activity charges) of $25,000.00 or more; provided, if the Company should fail to maintain such average balances for any fiscal quarter (commencing with the fiscal quarter ending December 31, 1988) the Company shall pay to the Bank for such fiscal quarter a shortfall fee (the "Shortfall Fee") not later than forty-five (45) days after the end of such fiscal quarter the amount by which such average balances are less than $25,000.00 (the "Shortfall Amount"). The Shortfall Fee shall be computed by multiplying the Shortfall Amount by the average Prime Rate for such quarterly period. For any fiscal quarter during which there is no Shortfall Amount, there shall be no Shortfall Fee;

                   (n) deliver to the Bank forthwith, upon any officer of the Company obtaining knowledge of an event of default under this Agreement or under any of the Security Documents or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate signed by the chief executive officer of the Company specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto;

                   (o) within ten (10) days of the event becoming known to any officer of the Company, notify the Bank in writing of the occurrence of any of the following events:

                            (i) the pendency or commencement of any action, suit or proceeding at law or in equity under which a party or parties seek an amount equal to or exceeding $50,000.00;

                           (ii) any event or condition which shall constitute an event of default under any other agreement for borrowed money or any known or potential materially adverse change in any other material contractual agreement;

                           (iii) any levy of an attachment, execution or other process against its assets; and

                           (iv) any change in any existing agreement or contract which may materially adversely affect any of its businesses or affairs, financial or otherwise;

                   (p) on the 1st day of each month commencing December 1, 1989, pay to NCNB National Bank of North Carolina, in its capacity as Escrow Agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement of even date herewith by and between the Escrow Agent and the Company as follows:

                            (i) $20,500.00 on the 1st day of each month commencing December 1, 1989 and ending October 1, 1990;

                           (ii)   $24,500.00 on November 1, 1990;

                          (iii) $20,500.00 on the 1st day of each month commencing December 1, 1990 and ending October 1, 1991;

                           (iv)   $24,500.00 on November 1, 1991;

                           (v) $25,000.00 on the 1st day of each month commencing December 1, 1991 and ending October 1, 2000; and

                           (vi)   $325,000.00 on November 1, 2000;

                 (q) the Company shall (i) at all times, make prompt payment of all contributions required under all employee benefit plans ("Plans") to meet the minimum funding standard set forth in ERISA (defined in Section 3.01(m) hereof) with respect to its Plans; (ii) within thirty (30) days after the filing thereof, furnish to the Bank copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year; (iii) notify the Bank immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (iv) furnish to the Bank, upon its request, such additional information concerning any of the Company's Plans as may be reasonably requested;

                 (r) satisfy the following financial tests (all computed using historical cost basis statements):

                            (i) the Company and the corporate Guarantors will at all times maintain a Capital Base of not less than (A) $750,000.00 from the Closing Date through and including December 30, 1988; and (B) $1,500,000.00 on and after December 31, 1988, provided, however, such amount shall be increased on the last day of each fiscal year (commencing with the fiscal year ending December 31, 1989) by an amount equal to the greater of $500,000.00 or 55% of the net income of the Company for the fiscal year then ending, such increases to be cumulative;

                           (ii) the Company and the corporate Guarantors shall maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than
                 1.25 to 1.00 from December 31, 1988 and all times thereafter;

                          (iii) the Company and the corporate Guarantors shall maintain a ratio of Cash Flow to Debt Service of not less than 2.0 to 1.0 computed on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1988; and

                           (iv) the Company and the corporate Guarantors shall maintain at all times a ratio of Consolidated Total Liabilities less Subordinated Debt to Capital Base of not greater than (A) 5.0 to 1.0 from the Closing Date through and including December 30, 1988; (B) 3.75 to 1.00 from

                 December 31, 1988 through and including December 30, 1989; (C)
                 3.0 to 1.0 from December 31, 1989 through and including December 30, 1990; (D) 2.0 to 1.0 from December 31, 1990 through and including December 30, 1991; and (E) 1.5 to 1.0 from December 31, 1991 and all times thereafter; and

         (s) within thirty (30) days after the Closing Date deliver to the Bank the life insurance policy to be assigned pursuant to the Assignment of Life Insurance Policy and take all steps reasonably requested by the Bank to perfect the Bank's assignment interest in such policy.


                                   ARTICLE V.

                               NEGATIVE COVENANTS

         5.01 Until the expiration of the Letter of Credit and reimbursement of all obligations thereunder and hereunder, the Company covenants that it will not, nor will it enter into any binding agreement to (without the prior written consent of the Bank):

                   (a) incur, create, assume or permit to exist any indebtedness for borrowed money, howsoever evidenced, or its equivalent (including but not limited to leases required to be capitalized under Generally Accepted Accounting Principles), except

                           (i) indebtedness set forth in the financial statements referred to in Section 3.01(g) hereof, including the indebtedness of up to $1,000,000.00 seasonal line of credit and $850,000.00 equipment line of credit extended by United Carolina Bank, and as set forth in Exhibit E;

                          (ii)   additional indebtedness extended by the Bank;

                         (iii)   Subordinated Debt;

                          (iv) purchase money indebtedness incurred to finance the acquisition of equipment provided that (a) the aggregate amount of such purchase money indebtedness incurred by the Company at any time outstanding does not exceed $100,000.00, and (b) the initial maturity of each item of such purchase money indebtedness is at least three (3) years; and

                           (v) indebtedness extended on an unsecured basis by any of the corporate Guarantors;

                   (b) incur, create or permit to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on the Company's property, whether now owned or hereafter acquired, other than

                            (i) liens as disclosed in Exhibit C hereto, including liens incurred in connection with the $850,000.00 equipment line of credit extended by United Carolina Bank and the $200,000.00 and $800,000.00 lines of credit extended by United Carolina Bank and participated in by the Bank;

                           (ii) any unfiled lien of materialmen, mechanics, workmen, warehousemen, carriers, landlords or repairmen; provided that if such a lien shall be perfected and shall not be contested in good faith, it shall be discharged of record immediately by payment, bond or otherwise;

                          (iii) tax liens which are being contested in good faith, or which constitute liens for taxes the payment of which is not yet required;

                           (iv)   liens in favor of the Bank; and

                            (v)   liens incurred in connection with the
                 purchase money indebtedness permitted under Section
                 5.01(a)(v);

                   (c) sell, lease, transfer or otherwise dispose of any of its properties and assets to any Person other than obsolete machinery and equipment in the ordinary course of business having an aggregate net book value in excess of $100,000.00 in any fiscal year;

                   (d) enter into any agreement, directly or indirectly, with any Person whereby the Company shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and used or useful in its business, and thereafter rent or lease such property or other property which the Company intends to use for substantially the same purpose or purposes as the property being sold or transferred;

                   (e) seek or permit dissolution or liquidation of the Company in whole or in part;

                   (f) guaranty, or become liable for, the obligations of any other Person (provided, however, this shall not prevent the Company from endorsing negotiable instruments for collections in the ordinary course of business);

                   (g) make any loans or advances to any Person; provided, however, the Company may make (i) temporary loans or advances to employees expected to be incurred in the ordinary course of business provided such loans and advances do not exceed $100,000.00 in the aggregate at any time outstanding and (ii) loans or advances to any corporate Guarantor;

                   (h) make unfinanced capital expenditures for fixed assets (including capitalized leases) which would in the aggregate exceed (on a noncumulative basis) (i) $400,000.00 during the fiscal year ending December 31, 1989 and (ii) $550,000.00 during any fiscal year thereafter; provided, however, the Company shall not make any such expenditures if it would result in a violation of any other provisions of this Agreement; provided, further that expenditures for fixed assets financed with proceeds of the loan made pursuant to the Loan Agreement shall not be counted as a capital expenditure for purposes of this Section 5.01(h);

                   (i) consolidate with, merge into, be acquired by or acquire the assets or capital stock of any Person; provided that nothing in this Section 5.01(i) shall prohibit the merger, consolidation or acquisition of the Company or any corporate Guarantor into or with the Company or any corporate Guarantor, as the case may be, so long as (i) the Company or any Guarantor (including the personal representative of the estate or the heirs or devisees of a deceased individual Guarantor) or any combination thereof owns all of the issued and outstanding stock of the surviving entity immediately after such merger, consolidation or acquisition, and (ii) no Event of Default under this Reimbursement Agreement shall have occurred or be continuing immediately prior to or after such merger, consolidation or acquisition;

                   (j) without the prior consent of the Bank, create or permit to exist any partnerships, joint ventures or make any substantial investment other than as disclosed herein and permitted hereunder;

                   (k) except as permitted under Section 5.01(i) above, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any investment, capital contribution or acquire any interest whatsoever in any other Person or permit to exist any loans or advances for such purposes provided, the Company may maintain investments in or invest:

                            (i) in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America; provided, that such obligations mature one year from the date of acquisition thereof;

                           (ii) in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any State thereof having capital surplus and undivided profits aggregating at least $40 million and not known by the Company to be having financial difficulties;

                          (iii) in commercial paper rated P-1 or better by Moody's Investors Services, Inc. (Commercial Paper Record) or A-1 or better by Standard & Poors;

                           (iv) in equity securities with an aggregate cost of not more than $100,000.00; or

                            (v) the Company may purchase stock in or, make loans or advances to, any of the corporate Guarantors;

                   (l) enter into or carry on any business other than the manufacture of pharmaceutical-related products and services for the pharmaceutical industry and the manufacture and sale of pharmaceutical products;

                   (m) make redemptions of its capital stock, or make any distribution of cash or property to its shareholders; provided, however, the Company may make regularly scheduled principal and interest payments under the promissory note of the Company dated May 31, 1986 in favor of Sancilio and Waters with an outstanding principal balance of $254,263.00; provided further the Company may redeem voting stock held by any of its shareholders upon the death of any such shareholder or upon any involuntary transfer of such voting stock by any such shareholder; and provided further, the Company may pay Permitted S Corporation Dividends in any fiscal year (for purposes herein, the term "Permitted S Corporation Dividends" means with respect to any fiscal year, for so long as the Company shall remain an S Corporation under the Internal Revenue Code of 1986, as amended, dividends in an amount equal to the amount of federal and state income taxes payable by the shareholders of the Company on account of the Company's income attributable to such shareholders because of the Company's status as an S Corporation.


                                  ARTICLE VI.

                       EVENTS OF DEFAULT AND ACCELERATION

         6.01      The following shall be Events of Default hereunder:

         (a) the Company's failure to make payment of any amount as required by this Agreement within five (5) days of when due;

         (b) other than as set forth in Section 6.01(a), the Company's failure to comply with each and every covenant, term and condition in this Agreement, in any of the Bond Documents or any of the Security Documents within thirty (30) days after written notice from the Bank of such failure;

         (c) if any representation or warranty made by the Company in this Agreement, in any of the Bond Documents, in any of the Security Documents or in any other document, certificate, statement or report heretofore or hereafter made shall be untrue in any material respect when made;

         (d)       in the event that the Company or any Guarantor

                   (1) shall make an assignment for the benefit of creditors; or

                   (2) has a petition initiating a proceeding under any section or chapter of the Bankruptcy Code or its amendments, filed by or against the Company and, if against the Company, such petition is not set aside within ninety (90) days after such filing; or

                   (3) shall file any proceedings for dissolution or liquidation; or

                   (4) has a receiver, trustee or custodian appointed for all or part of its assets; or

                   (5) seeks to make an adjustment, settlement or extension of its debts with its creditors generally; or

                   (6) has a notice of an action for enforcement of a lien filed or recorded or a judgment lien or execution obtained against it in excess of an aggregate of $50,000.00 which notice of lien is not removed, insured, reserved for (in amounts satisfactory to the Bank), satisfied, bonded or contested in good faith within thirty (30) days after any officer of the Company becomes aware of such lien;

         (e) in the event that the Company should default in the performance of any of its obligations under any of the Bond Documents;

         (f) if an event of default occurs under any loan agreement by and between the Company and the Bank which is in existence as of the date hereof or which is entered into subsequent to the date hereof;

         (g)       if an event of default occurs under any of the Bond
Documents;

         (h) if the Company in the performance of any other agreement between it and any other lender defaults and such default permits such other lender to accelerate such other indebtedness of the Company for borrowed money; or

         (i) the individual Guarantors shall at any time cease or fail to own in the aggregate 51% or more of the voting stock of either the Company or any of the corporate Guarantors.

         6.02 Upon the occurrence of any such Event of Default and after the applicable grace period, if any, and unless the Bank agrees to waive in writing such Event of Default:

                   (a) all of the indebtedness of any and every kind owing by the Company to the Bank under this Agreement, the Security Documents or the Bond Documents shall become due and payable upon written notice without the necessity of any other demand, presentment, protest or notice upon the Company, all of which are hereby expressly waived by the Company;

                   (b) regardless of the adequacy of the collateral, subject to Section 7.03, the Bank shall have the right, immediately and without further action by it, to set-off against the indebtedness of the Company to the Bank all money owed by the Bank in any capacity to the Company, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such Event of Default even though such charge is made or entered on the books of the Bank subsequent thereto;

                   (c) the Bank may cause the Trustee to immediately draw upon the Letter of Credit for the aggregate unpaid principal amount of the Bonds and all interest accrued thereon less any Eligible Funds then in the Bond Fund which shall be applied by the Trustee to purchase or redeem, at the option of the Bank, as provided in the Indenture, the Bonds for the benefit of the Bank as holder of the Bonds;

                   (d) the Bank shall have the right to demand that the Company deposit into an escrow account for the benefit of the Bank and the Trustee, pro rata in accordance with the respective aggregate amounts then and from time to time thereafter owed to the Bank hereunder and to the Bondholders and under the Bonds, a sum equal to the total unpaid principal of and premium, if any, and interest on the Bonds; and

                   (e) the Bank may cause foreclosure upon the collateral as authorized in the Security Documents in order to satisfy any and all obligations of the Company to the Bank under and pursuant to all of the rights and powers and in the manner contained in the Security Documents. The Company hereby agrees that the Bank shall have the right to bid and become a purchaser on its own behalf in any such sales to the fullest extent permitted by law.


                                  ARTICLE VII.

                                 MISCELLANEOUS

         7.01 Any notice shall be conclusively deemed to have been received by either party hereto and be effective on the day on which delivered to such party at the address set forth below or such other address as such party shall specify to the other party in writing, or if sent prepaid by certified or registered mail or by telegram or telex (where the receipt of such message is verified by return) on the third Business Day after the day mailed (or sent), addressed to such party at said address:

         (a)       if to the Company:

                   Applied Analytical, Inc.
                   New Hanover County Industrial Air Park
                   Route 6, Box 55
                   Wilmington, North Carolina 28405
                   Attention:  Mr. Frederick D. Sancilio

         (b)       if to the Bank:

                   NCNB National Bank of North Carolina
                   155 North Front Street
                   Wilmington, North Carolina 28401
                   Attention: Ms. Teresa D. Ray

         with copies to:

                   NCNB National Bank of North Carolina
                   c/o NCNB Investment Banking Company
                   One NCNB Plaza, T-39
                   Charlotte, North Carolina 28280
                   Attention: Mr. Mark W. Whalen

         7.02 No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under the Letter of Credit or under any other Security Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         7.03 (a) The Company agrees that the Bank shall have a lien for all the liabilities of the Company upon all deposits or deposit accounts, of any kind, or any interest in any thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Bank or otherwise in the possession or control of the Bank for safekeeping or for any other or different purpose for the account or benefit of the Company and including any balance of any deposit account or of any credit of the Company with the Bank, whether now existing or hereafter established, hereby authorizing the Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the liabilities of the Company and in such amounts as it may select, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         (b) Notwithstanding the provisions contained in Sections 6.02(b) and 7.03(a) hereof, the Bank hereby agrees to waive the exercise, at any time after the commencement of a proceeding in bankruptcy or reorganization with respect to the Company, of its right to setoff any and all deposits (general or special) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing in respect o the,reimbursement obligations of the Company under this Agreement.

         (c) Except as provided herein with respect to the Pledged Bonds, the Bank hereby agrees that it will not at any time accept any collateral as security for the payment of the reimbursement obligations of the Company under this Agreement unless provision is made prior to or simultaneously with the taking of such collateral security by the Bank for a prior or an equal and ratable security interest in such collateral security to be granted to the Trustee for the benefit of the holders from time to time of the Bonds.

         (d) Notwithstanding the foregoing, the covenants of the Bank contained in clauses (b) and (c) of this Section 7.03 shall be of no force and effect at such time as, (i) in the opinion of nationally recognized counsel experienced in bankruptcy matters, due to legislative or judicial developments after the date hereof the absence of such covenants or failure to comply therewith will not constitute a basis for granting of injunctive relief against payment under the Letter of Credit and (ii) all rating agencies then rating the Bonds shall have confirmed in writing that the making of a setoff or the taking of such security by the Bank other than as described in (b) and (c) will not affect the rating on the Bonds.

         7.04 Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of the Company which are contained in the Security Documents or this Loan Agreement shall inure to the benefit of the successors and assigns of the Bank.

         7.05 The Company will pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, the Letter of Credit and the Security Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Bank, and costs and expenses of the Bank in connection with the implementation and/or endorsement of this Agreement, the Letter of Credit or the Security Documents, the management and control of the collateral as well as any and all filing and recording fees and stamp and other taxes with respect thereto and agrees to save the Bank harmless from any and all such costs, expenses and liabilities.

         7.06 No approval, decision, option or action required of the Bank ("Approval") hereunder nor any modification, amendment or waiver ("Waiver") of any provision of this Agreement, the Letter of Credit or any other Security Document, nor any consent to any departure by the Company therefrom ("Consent") shall in any event by effective unless the same shall be delivered in accordance with the provisions of Section 7.01 hereof, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given, but any such Approval, Waiver or Consent when so signed shall be effective and binding upon the Bank. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.

         7.07 The Company hereby authorizes the Bank to make payments under the Letter of Credit upon presentation to the Bank of certificates in the forms described in the Letter of Credit attached hereto as Exhibit A and in no event shall the Bank be required to verify the correctness of said certificates or any other statement in any document or instrument relating to the Letter of Credit.

         7.08 The Company agrees that it will indemnify and hold the Bank harmless from and against each and every claim, demand, action or suit which may arise against the Bank by reason of any action taken pursuant to the Letter of Credit, except for the Bank's own willful misconduct or gross negligence.

         7.09 The terms of this Agreement shall be effective until the termination of the Letter of Credit and the repayment of any obligations of the Company hereunder.

         7.10 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         7.11 All documents executed pursuant to the transactions contemplated herein, including without limitation this Agreement, the Letter of Credit and the Security Documents shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of North Carolina. The Company hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina for purposes of resolving disputes hereunder and thereunder or for the purposes of collection. For the purposes of service of process, the Company hereby appoints the North Carolina Secretary of State as its service of process agent. The Bank reserves the right to serve process on the Company according to any other legal method. The Company hereby agrees that the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the year and day first above written.


                                   APPLIED ANALYTICAL, INC.

ATTEST:
                                   By:  /s/ Frederick D. Sancilio
                                      --------------------------------
By: /s/ Scot Bannerman
   ----------------------------    Title:  President
                                         -----------------------------
Title: Secretary
      -------------------------
  (Corporate Seal)

                                    NCNB NATIONAL BANK OF NORTH
                                    CAROLINA


                                    By: /s/ [Authorized Signature]
                                        -----------------------------

                                    Title:  Vice-President
                                          ---------------------------

                   FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT


         THIS FIRST AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of April 3, 1990 is to that certain Reimbursement Agreement dated as of November 1, 1988 (as amended, the "Reimbursement Agreement"; all defined terms in the Reimbursement Agreement are incorporated herein by reference) by and between

         APPLIED ANALYTICAL, INC., a Delaware corporation (the "Company") and

         NCNB NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States and having offices in Wilmington, North Carolina (the "Bank").

RECITALS

         A. The Company and the Bank entered into the Reimbursement Agreement pursuant to which the Company agreed to reimburse to the Bank amounts drawn on the Bank pursuant to the Letter of Credit (as defined in the Reimbursement Agreement).

         B. The Bank and the Company have agreed to make changes to the Reimbursement Agreement as provided for herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         A.      The Reimbursement Agreement is hereby amended as follows:

                 1. Section 1.01(bb) is amended and restated to read as follows:

                          "(bb) "Subordinated Debt" means indebtedness of the
                 Company subordinated to the obligations of the Company to the Bank on such terms and conditions as accepted in writing by the Bank."

                 2. Section 4.01(b) is amended and restated to read as follows:

                          "(b) within sixty (60) days after the end of each
                 fiscal quarter of each fiscal year deliver a balance sheet and profit and loss statement of the Company certified by the chief financial officer of the Company to be correct and accurate;"

                 3. Section 4.01(r) is amended and restated to read as follows:

                          "(r)    satisfy the following financial tests (all
                 computed using historical cost basis statements):

                            (i) the Company will at all times maintain a Capital Base of not less than (A) $750,000.00 from the Closing Date through and including December 30, 1988; and (B) $1,500,000.00 on and after December 31, 1988, provided, however, such amount shall be increased on the last day of each fiscal year (commencing with the fiscal year ending December 31, 1989) by an amount equal to the greater of $400,000.00 or 55% of the net income of the Company for the fiscal year ending December 31, 1990, and by an amount equal to the greater of $500,000.00 or 55% of the net income of the Company for the fiscal year then ending for each fiscal year thereafter, such increases to be cumulative;

                           (ii) the Company shall maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.00 from December 31, 1988 and all times thereafter;

                          (iii) the Company shall maintain a ratio of Cash Flow to Debt Service of not less than 1.3 to 1.0 computed on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1988, not less than 1.3 to 1.0 commencing with the fiscal quarter ending December 31, 1989, and not less than 1.5 to 1.0 commencing with the fiscal quarter ending December 31, 1990 and on the last day of each fiscal quarter thereafter; and

                           (iv) the Company shall maintain at all times a ratio of Consolidated Total Liabilities less Subordinated Debt to Capital Base of not greater than (A) 5.0 to 1.0 from the Closing Date through and including December 30, 1988; (B) 4.0 to 1.00 from December 31, 1988 through and including December 30, 1989; (C) 3.5 to 1.0 from December 31, 1989 through and including December 30, 1990; (D) 3.0 to 1.0 from December 31, 1990 through and including December 30, 1991; and (E) 2.0 to
                 1.0 from December 31, 1991 and all times thereafter; and"

                 4. Section 5.01(a)(v) is amended and restated to read as follows:

                          "(v) Intentionally deleted."

                 5. Section 5.01(g) is amended and restated to read as follows:

                          "(g)    make any loans or advances to any Person;

                 provided, however, the Company may make temporary loans or advances to employees expected to be incurred in the ordinary course of business provided such loans and advances do not exceed $100,000.00 in the aggregate at any time outstanding;"

                 6. Section 5.01(i) is amended and restated to read as follows:

                          "(i)    consolidate with, merge into, be acquired by
                 or acquire the assets or capital stock of any Person;"

                 7. Section 5.01(k)(v) amended and restated to read as follows:

                          "(v) Intentionally deleted."

                 8. Section 6.01(i) is amended and restated to read as follows:

                          "(i) the Guarantors shall at any time cease or fail
                 to own in the aggregate 51% or more of the voting stock of the Company."

                 9. All references to "and the corporate Guarantors," "Applied Analytical Industries, Inc.," "Formulations Development Laboratories Inc.," and "Pharmaceutical Manufacturing Company, Inc." are hereby deleted.

         B.      The Company hereby represents and warrants that:

                 1.       the "Representations and Warranties" set forth in
         Article III of the Reimbursement Agreement, as amended, are true and correct as of the date of this First Amendment; and

                 2. the Company is not in default of the Reimbursement Agreement or the other Bond Documents (as defined in the Reimbursement Agreement) and no event or condition exists under the Reimbursement Agreement or the other Bond Documents that, but for the giving of notice of lapse of time or both, would result in such a default as of the date of this First Amendment.

         C. Except as modified hereby, all of the terms and provisions of the Reimbursement Agreement (and Exhibits) remain in full force and effect.

         D. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         E. This First Amendment and the Reimbursement Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized corporate officers as of the day and year first above written.


                                  APPLIED ANALYTICAL INDUSTRIES, INC.

ATTEST:

By:  /s/ R. Forrest Waldon        By:   /s/ Frederick D. Sancilio
   ---------------------------        -----------------------------------

Title:  Secretary                 Title:    President
      ------------------------           --------------------------------
        (Corporate Seal)


                                   NCNB NATIONAL BANK OF NORTH CAROLINA


                                   By:   /s/ Teresa D. Ray
                                        ----------------------------------
                                   Title:    Vice President
                                         ---------------------------------

                               THIRD AMENDMENT TO
                            REIMBURSEMENT AGREEMENT


         THIS THIRD AMENDMENT TO REIMBURSEMENT AGREEMENT, dated as of December 21, 1992, is by and between

         APPLIED ANALYTICAL INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in Wilmington, North Carolina (the "Company"); and

         NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association organized and existing under the laws of the United States and having offices in Wilmington, North Carolina (the "Bank").

RECITALS

         A. The Bank and the Company have entered into that certain Reimbursement Agreement, dated November 1, 1988, as amended (the "Reimbursement Agreement").

         B. The Bank and the Company have agreed to make changes to the Reimbursement Agreement as provided for herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                 1. The Reimbursement Agreement is hereby amended as follows:

                          (a) Section 1.01(f) is amended in its entirety so that such Section now reads as follows:

                                  (f)      "Cash Flow" means, for the twelve
                          (12) month period ending on the date of computation: net income of the Company (i) plus depreciation, amortization and other non-cash charges, (ii) minus an amount equal to unfinanced capital expenditures and (iii) minus dividends declared or paid or redemptions of stock or other distributions of cash or property to shareholders of the Company;

                          (b) Section 1.01(j) is amended in its entirety so that such Section now reads as follows:

                                  (j)      "Current Assets" means all items
                          which, in accordance with Generally Accepted
                          Accounting Principles, would be classified as current assets on a balance sheet of the Company;

                          (c) Section 1.01(k) is amended in its entirety so that such Section now reads as follows:

                                  (k)      "Current Liabilities" means all
                          items which, in accordance with Generally Accepted Accounting Principles, would be classified as current liabilities on a balance sheet of the Company;

                          (d) Section 1.01(l) is amended in its entirety so that such Section now reads as follows:

                                  (l)      "Tangible Net Worth" shall mean the
                          aggregate amount of assets shown on the balance sheet of the Company at any particular date (but excluding from such assets capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, directors, stockholders and affiliates, and such other assets as are properly classified intangible assets under Generally Accepted Accounting Principles) less liabilities at such date, all computed in accordance with Generally Accepted Accounting Principles;

                          (e) Section 1.01(n) is amended in its entirety so that such Section now reads as follows:

                                  (n)      "Debt Service" means the sum of (i)
                          current maturities of Long Term Debt for the twelve month period beginning on the computation date, (ii) 1/8th of the average outstanding principal balance of the Revolving Loans for the twelve month period ending on the computation date, (iii) 1/5th of the outstanding balance of the Capital Expenditures Loans on the computation date and (iv) proposed payments of Subordinated Debt for the twelve month period beginning on the computation date;

                          (f)     Section 4.01(m) is deleted;

                          (g) Section 4.01(r) is amended in its entirety so that such Section now reads as follows:

                                  (r)      satisfy the following financial
                          tests (all computed using historical cost basis statements):

                                        (i)   the Company will maintain as of
                                  the end of each fiscal quarter (commencing with the fiscal quarter ending December 31,
                                  1992) a Capital Base of not less than
                                  $4,000,000.00; provided, however, such amount shall be increased on the last day of each fiscal year (commending with the fiscal year ending December 31, 1993) by an amount equal to the greater of $750,000.00 or 40% of the net income of the Company for the fiscal year then ending, such increases to be cumulative;

                                        (ii)   the Company shall maintain at
                                  all times a ratio of Current Assets to
                                  Current Liabilities of not less than 1.25 to 1.00;

                                        (iii)   the Company shall maintain a
                                  Coverage Ratio of not less than 1.15 to 1.0 computed on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1992; and

                                        (iv)   the Company shall maintain a
                                  ratio of Total Liabilities less Subordinated
                                  Debt to Capital Base of not greater than (A)
                                  2.5 to 1.0 at all times during the period commencing on the Closing Date through and including December 30, 1993 and (B) 2.0 to
                                  1.0 at all times thereafter.

                          (h)     Section 5.01(h) is deleted;

                          (i)     Section 5.01(m) is deleted;

                          (j) Section 6.01(f) is amended by adding the following parenthetical at the end of such Section:

                                  (including, without limitation, that certain
                          Loan Agreement, dated December 21, 1992, executed by and between the Company and the Bank, as such Loan Agreement is amended and/or replaced from time to time).

         C.      The Company hereby represents and warrants that:

                 1.       the "Representation and Warranties" set forth in
         Article III of the Reimbursement Agreement, as amended, are true and correct as of the date of this Third Amendment;

                 2. the Company is not in default of the Reimbursement Agreement or the other Bond Documents (as defined in the Reimbursement Agreement) and no event or condition exists under the Reimbursement Agreement or the other Bond Documents that, but for the giving of notice or lapse of time or both, would result in such a default as of the date of this Third Amendment.

         D. Except as modified hereby, all of the terms and provisions of the Reimbursement Agreement (and Exhibits) remain in full force and effect.

         E. This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

         F. This Third Amendment and the Reimbursement Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized corporate officers as of the day and year first above written.


                                  APPLIED ANALYTICAL INDUSTRIES, INC.
ATTEST:

By: /s/ R. Forrest Walden         By:   /s/ Frederick D. Sancilio
   -------------------------           -------------------------------

Title:  Secretary                 Title:    President
      ----------------------             -----------------------------
       (Corporate Seal)


                                   NATIONSBANK OF NORTH CAROLINA, N.A.

                                   By:   /s/ Teresa D. Andrews
                                       ------------------------------------
                                   Title:    Vice President
                                          ---------------------------------

Each of the undersigned guarantors hereby consents to the foregoing in their capacities as guarantors.

/s/ R. Forrest Walden             /s/ Frederick D. Sancilio     (SEAL)
- --------------------------        ------------------------------
         Witness

/s/ Richard Bennett               /s/ James L. Waters           (SEAL)
- --------------------------        ------------------------------
         Witness